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                                                                   EXHIBIT 10(r)
                                                                   -------------

                              TAX SHARING AGREEMENT
                              ---------------------

                  [THIS AGREEMENT ESTABLISHES RESTRUCTURED ELDER-BEERMAN AND SUBSIDIARIES' RIGHTS AND OBLIGATIONS WITH RESPECT TO THEIR OWN CONSOLIDATED TAX LIABILITY FOLLOWING THE CONSUMMATION OF THE PLAN. ELDER-BEERMAN'S RIGHTS AND OBLIGATIONS VIS-A-VIS BEERMAN-PEAL HOLDINGS, WHICH IS NOT A PARTY TO THIS AGREEMENT, ARE SET FORTH IN A SEPARATE AGREEMENT, THE TAX INDEMNIFICATION AGREEMENT.]

                  This Tax Sharing Agreement dated as of October __, 1997 (this "Agreement") is made and entered into by and among The Elder-Beerman Stores Corp. ("Elder-Beerman") as Common Parent (as defined below) and The Bee-Gee Shoe Corp. and The El-Bee Chargit Corp., each a wholly-owned subsidiary of Elder-Beerman, as Members.

                                    RECITALS
                                    --------

                  WHEREAS, each party hereto consents to the filing of a Consolidated Return (as defined below) for the Group (as defined below) beginning with its first Taxable Year (as defined below);

                  WHEREAS, certain state and local combined or unitary income or franchise tax returns may be filed for various Members (as defined below) or for the Group; and

                  WHEREAS, the parties hereto wish to provide for the sharing of the federal income tax liability and any state and local income and franchise tax liabilities relating to such consolidated, combined, or unitary returns;

                  NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties hereto agree as follows:






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         1.       Definitions.
                  ------------

                  The following terms as used in this Agreement shall have the meaning set forth below:

                  1.1. "AFFILIATED GROUP" has the meaning given that term in
Section 1504(a) of the Code.

                  1.2. "CODE" means the Internal Revenue Code of 1986, as amended.

                  1.3. "COMMON PARENT" has the meaning given that term by the Consolidated Return Regulations. Common Parent initially means Elder-Beerman and thereafter any other corporation that replaces Elder-Beerman (or any successor corporation) as successor Common Parent of the Affiliated Group.

                  1.4. "COMPLETION", for any Taxable Year of the Group, means the date on which the Consolidated Return of the Group for such Taxable Year is completed.

                  1.5. "CONSOLIDATED RETURN", for any Taxable Year of the Group, means a consolidated U.S. corporation income tax return filed pursuant to
Section 1501 of the Code by the Common Parent for such Taxable Year.

                  1.6. "CONSOLIDATED RETURN REGULATIONS" means Income Tax Regulations Sections 1.1502-1 through 1.1502-100 (26 C.F.R.), as amended.

                  1.7. "CONSOLIDATED TAX LIABILITY" means the consolidated U.S. corporation income tax liability of the Group for any Taxable Year for which the Group files a Consolidated Return.

                  1.8. "CONSOLIDATED TAXABLE INCOME", for any Taxable Year of the Group, means the consolidated U.S. corporation taxable income of the Group for such Taxable Year, determined in the manner provided in the Code and in the Consolidated Return Regulations.



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                  1.9. "EFFECTIVE DATE" means the effective date of the Joint
Plan of Reorganization of The Elder-Beerman Stores Corp. and Its Subsidiaries.

                  1.10. "FORMER MEMBER", as of any given date, means any corporation (including any successor in interest to such corporation) which as of such date is not a Member of the Group, but which at any time during one or more Taxable Years of the Group was a Member; PROVIDED, however, that no Member that ceases to exist as a Member hereunder solely as a result of a transaction to which Section 381 of the Code applies shall for purposes of this Agreement be considered to be a Former Member if the surviving or resulting corporation to such transaction is a Member of the Group.

                  1.11. "GROUP", as of any particular date, means the Common Parent and each Member of the Affiliated Group which is an Includible Corporation as of such date.

                  1.12. "INCLUDIBLE CORPORATION" has the meaning given that term in Section 1504(b) of the Code.

                  1.13. "INCOME TAX REGULATIONS" means the Regulations (26 C.F.R.), as amended, promulgated pursuant to the Code.

                  1.14. "IRS" means the Internal Revenue Service.

                  1.15. "LOSS ITEM", in the case of any Member, for any Taxable Year of the Group, means such Member's excess credits against federal income tax, net operating loss, or net capital loss for such Taxable Year, any or all of which result from the determination of such Member's Separate Return Tax Liability for such Taxable Year.

                  1.16. "MEMBER", for any Taxable Year of the Group, means any corporation (or any predecessor or successor in interest to such corporation under Section 381 of the Code that was or is an Includible Corporation) which at any time during such Taxable Year is an Includible



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Corporation that is included in the Affiliated Group and shall include any such corporation which at any time during such Taxable Year is the Common Parent.

                  1.17. "SEPARATE RETURN TAX LIABILITY", in the case of any Member for any Taxable Year of the Group, means the liability of such Member hereunder for federal income tax for such Taxable Year computed as if such Member had filed a separate federal income tax return for such Taxable Year and for all prior taxable years or periods and subsequent taxable years, after taking into account all carryovers and carrybacks of losses and credits as if such Member had filed a separate federal income tax return for all such taxable years or periods, except that, in making such computation for any such taxable year, such liability shall be determined:

                           (a) on the basis of the highest rate of corporate tax in effect for such taxable year under Section 11 of the Code (after giving effect, if applicable, to Section 15 of the Code), as though such rate were the only income tax rate in effect for such taxable year;

                           (b) on the assumption that the "exemption amount" specified in Section 55(d)(2) of the code which is applicable to such Member for such taxable year is zero; and

                           (c) on the further assumption that the amount specified in Section 59A(a)(2) of the Code which is applicable to such Member for such taxable year is zero.

                  1.18. "TAXABLE YEAR" means any period (a) of 12 consecutive months or (b) of less than 12 consecutive months, for which a Consolidated Return is or will be filed by the Group.

         2. Allocation of Consolidated Tax Liability for Purposes of Determining Earnings and Profits.
                  -------------------------------------------------------------

                  The Consolidated Tax Liability of the Group for each Taxable Year of the Group shall, for purposes of determining the earnings and profits of each Member, be allocated among the Members in accordance with the methods prescribed in Section 1.1552-1(a)(2) of the Income Tax Regulations and Section 1.1502-33(d)(3) of the Consolidated Return Regulations. The fixed



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percentage to be used for purposes of Section 1.1502-33(d)(3)(i) of the
Consolidated Return Regulations shall be 100 percent. Elder-Beerman shall make the election prescribed in Section 1.1552-1(c) of the Income Tax Regulations to effect the allocation method described in this Section 2.

         3.       Payments by Members Of Separate Return Tax Liability.
                  -----------------------------------------------------

                  3.1. PAYMENTS BY MEMBERS GENERALLY. For each Taxable Year of the Group, each Member shall make the payments specified in this Section 3.1 at the time or times and in the manner provided below.

                           (a) In the case of any such Member whose estimated Separate Return Tax Liability for such Taxable Year is greater than zero, such Member shall make quarterly payments of its estimated Separate Return Tax Liability for such Taxable Year. The amount of each such quarterly payment shall be determined by such Member, and such determination shall be made no later than ten days prior to the date on which payment of the respective quarterly estimate of the Group's Consolidated Tax Liability for such Taxable Year must be made to the IRS. The amount of each such quarterly payment determined by such Member shall equal the amount which such Member would be required under
         Section 6655(d) of the Code (or under any successor Section of the Code) to pay to the IRS for such quarter were such Member to make installment payments of its estimated Separate Return Tax Liability for such Taxable Year in accordance with the provisions of such Section.

                           (b) If the actual Separate Return Tax Liability of any such Member for such Taxable Year exceeds the total estimated payments, if any, which such Member made pursuant to Section 3.1(a) hereof for such Taxable Year, such Member shall pay an amount equal to the difference between its actual Separate Return Tax Liability for such Taxable



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         Year and the sum of the estimated payments, if any, that such Member made pursuant to Section 3.1(a) hereof for such Taxable Year.

                           (c) In the case of any Member, each of the quarterly payments required to be made by such Member pursuant to Section 3.1(a) hereof shall be made in the manner provided in Section 6.1 hereof on or before the due date for the payment of the respective quarterly estimate of the Group's Consolidated Tax Liability for such Taxable Year. Any amount required to be paid by such Member for such Taxable Year pursuant to Section 3.1(b) hereof shall be paid by such Member in the manner provided in Section 6.1 hereof as follows: (i) on the fourteenth day of the third month after the end of such Taxable Year such Member shall pay an amount equal to such Member's best estimate, as determined by such Member, of the amount, if any, that such Member owes pursuant to Section 3.1(b) hereof for such Taxable Year, and (ii) on the thirtieth day after Completion for such Taxable Year such Member shall pay an amount equal to the difference, if any, between (A) the amount determined for such Taxable Year as the amount payable by such Member pursuant to section 3.1(b) hereof for such Taxable Year and (B) the amount, if any, paid by such Member for such Taxable Year pursuant to clause (i) above, together with interest thereon on such amount at the rate specified in Section 6.2 hereof from the date on which the payment referred to in clause (i) above was made to such thirtieth day following Completion.

                  3.2. MEMBER REFUNDS. If for any Taxable Year of the Group, any Member of the Group is able to utilize in determining its Separate Return Tax Liability pursuant to Section 3.1(b) hereof for such Taxable Year any credits or deductions attributable to such Taxable Year which the Common Parent for such Taxable Year is unable, due to limitations prescribed by the Code, to utilize in computing the Group's Consolidated Tax Liability for such Taxable Year or any prior Taxable



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Year, and if such Member in such circumstance is able to carry back such credits or deductions to a prior taxable year or taxable years of such Member and to obtain a refund of federal income tax as a result of such carryback, such Member shall remit the amount of such refund, together with any interest that such Member receives thereon, as herein provided. Such payment shall be made by such Member in the manner provided in Section 6.1 hereof within ten days of the date on which such refund is received by such Member from the IRS.

                  3.3. ADDITIONAL PAYMENTS BY MEMBERS. If for any Taxable Year of the Group, the Common Parent anticipates in good faith that the Consolidated Tax Liability of the Group will exceed the total of the payments to be made by Members required under Section 3.1 hereof for such Taxable Year, then the Common Parent may require each Member to make an additional payment at the time and in the manner herein provided.

                           (a) The total of the payments by all Members for any Taxable Year pursuant to this Section 3.3 shall be determined by the Common Parent. The total of such payments from all Members for a Taxable Year shall not exceed, but may be less than, the amount by which the Common Parent anticipates that the Consolidated Tax Liability of the Group will exceed the total of the payments by Members required under Section 3.1 hereof for such Taxable Year.

                           (b) Each Member's additional payment for a Taxable Year shall be calculated by multiplying the amount determined under
         Section 3.3(a) hereof by a fraction, the numerator of which is the gross receipts of such Member for the 12 months preceding the Taxable Year for which a payment is required and the denominator of which is the gross receipts of all Members for the 12 months preceding the Taxable Year for which a payment is required.



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                           (c) Any payment due from a Member pursuant to this
         Section 3.3 shall be made in the manner provided in Section 6.1 hereof. All payments shall be made within 30 days of the date on which any Member receives written notice of the amount payable pursuant to this
         Section 3.3.

         4.       Payments To Members.
                  --------------------

                  4.1. PAYMENTS TO MEMBERS GENERALLY. For each Taxable Year of the Group, the payments specified in this Section 4 shall, if applicable, be made to each Member at the time or times and in the manner herein provided.

                           (a) If the payments made by any such Member pursuant to Section 3.1(a) hereof of its estimated Separate Return Tax Liability for such Taxable Year exceed its actual Separate Return Tax Liability for such Taxable Year, such Member shall be paid an amount equal to the difference between (i) the payments that such Member made pursuant to
         Section 3.1(a) hereof for such Taxable Year and (ii) the amount of its actual Separate Return Tax Liability for such Taxable Year.

                           (b) If any Member for a Taxable Year has a Loss Item that such Member on a separate return tax basis would be entitled under the applicable provisions of the Code to carry back to a prior taxable year or taxable years, such Member shall be paid an amount equal to the refund in federal income tax that such Member would have been entitled to claim and receive had such Member filed a separate federal income tax return for such prior taxable year or taxable years. A Member shall not be entitled to receive any payment from the Common Parent pursuant to this Section 4.1(b) with respect to a Loss Item to the extent such Loss Item is eligible to be carried back by such Member to a prior taxable year or taxable years for which such Member either (i) actually filed a separate federal income tax



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         return or (ii) was included in the consolidated return of another
         Affiliated Group, and as to which such Member accordingly is entitled to file, or have filed on its behalf, a claim for a refund of federal income tax previously paid. In the event that a Member receives a refund of federal income taxes with respect to a Loss Item described in the previous sentence, such Member shall be entitled to retain the refund.

                  4.2. MANNER AND TIMING OF PAYMENTS. In the case of any Member, any payment that such Member may be entitled to receive from the Common Parent for such Taxable Year pursuant to Section 4.1(a) or Section 4.1(b) hereof shall be paid to such Member in the manner provided in Section 6.1 hereof on or before the later of (i) the fifteenth day of the third month after the end of such Taxable Year and (ii) 30 calendar days after Completion.

                  4.3. RETURN OF LOSS ITEM PAYMENTS. Any Member that receives a payment pursuant to Section 4.2 hereof on account of a Loss Item as provided in
Section 4.1(b) hereof shall repay such payment in the event such Member ceases (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member before the Common Parent has utilized in full such Loss Item in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for any Taxable Year or Taxable Years of the Group. If, as of the end of the last Taxable Year of the Group in which such Member is a Member, the Common Parent shall have partially utilized such Loss Item in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for any Taxable Year or Taxable Years of the Group, such Former Member shall repay a proportionate part of such payment, determined by multiplying the amount of such payment by a fraction, the numerator of which shall equal the amount of such Loss Item which the Common Parent has not so utilized and the denominator of which shall equal the aggregate amount of such Loss Item. For purposes of the two preceding



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sentences, the extent, if any, to which any such Loss Item has been utilized by the Common Parent in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for the Taxable Year or Taxable Years of the Group referred to in such sentences shall be determined in accordance with the provisions of Section 1.1502-79 of the Consolidated Return Regulations. Any payment due from a Former Member pursuant to this Section 4.3 shall be made in the manner provided in Section 6.1 hereof by such Former Member within 15 days of the date on which such Former Member receives written notice of the amount payable by such Former Member pursuant to this Section 4.3.

         5.       Additional Obligations of Members.
                  ----------------------------------

                  5.0. In addition to the obligation of each Member under
Section 4.3 hereof to return all or a portion of any Loss Item Payment in the event that a Member receiving such payment leaves the Group before the Common Parent is able to utilize in full such Loss Item in determining the Consolidated Tax Liability for one or more Taxable Years of the Group, each Member shall similarly be obliged to compensate the Common Parent for Loss Items, deductions, credits, or carryovers used by a Member to determine its Separate Tax Liability for purposes of this Agreement if such Member leaves the Group before the Loss Items, deductions, credits, or carryovers are utilized in full by the Common Parent in computing the Group's Consolidated Tax Liability. Such compensation shall be calculated and paid to the Common Parent in the following manner:

                  5.1.  MEMBER LOSS ITEMS NOT FULLY UTILIZED BY COMMON PARENT.
If:

                           (a) a Member generates for any Taxable Year a Loss Item which such Member is unable in whole or in part to carry back pursuant to Section 3.2 or Section 4.1(b) hereof;



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                           (b) is able subsequently to utilize (to the extent
         not so carried back) all or any part of such Loss Item in determining for any subsequent Taxable Year or Taxable Years its Separate Return Tax Liability for such Taxable Year or Taxable Years; and

                           (c) ceases for any reason (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member before the Common Parent has been able to utilize in full the amount of such Loss Item (to the extent not so carried back), so utilized by such Member, in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for any Taxable Year or Taxable Years of the Group then, in such event, such Member or Former Member shall with respect to such Loss Item pay as herein provided an amount equal to the amount determined pursuant to Section 5.4 hereof.

                           5.2. MEMBER CREDITS OR DEDUCTIONS NOT FULLY UTILIZED BY COMMON PARENT. If:

                           (a) a Member generates for any Taxable Year any credits or deductions which such Member is able for such Taxable Year to utilize in determining its Separate Return Tax Liability for such Taxable Year;

                           (b) such credits or deductions cannot be utilized by the Common Parent for such Taxable Year in determining the Group's Consolidated Tax Liability for such Taxable Year and cannot be carried back either by the Common Parent to any prior Taxable Year or Taxable Years or by such Member, pursuant to Section 3.2 or Section 4.1(b) hereof, to any prior taxable year or taxable years; and

                           (c) such Member ceases, for any reason (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member before the Common Parent has been able to



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         utilize such credit or deduction in full in determining the Group's
         Consolidated Tax Liability for any Taxable Year or Taxable Years, then, in such event, such Member or Former Member shall with respect to such credits or deductions pay as herein provided an amount equal to the amount determined pursuant to Section 5.4 hereof.

                  5.3. MEMBER LOSS OR CREDIT CARRYOVERS OR DEDUCTIONS NOT FULLY UTILIZED BY COMMON PARENT. If:

                           (a) in the case of any Member, such Member in determining its Separate Return Tax Liability for a Taxable Year utilizes (i) any loss or credit carryover which did not arise in a Taxable Year or (ii) any deduction the utilization of which by the Common Parent for any Taxable Year is subject to Section 1.1502-15T of the Consolidated Return Regulations; and

                           (b) before the Common Parent has been able to utilize in full the amount of such loss or credit carryover or deduction, so utilized by such Member, in determining for any Taxable Year or Taxable Years the Consolidated Taxable Income or Consolidated Tax Liability of the Group either (i) such Member ceases for any reason (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member of the Group or (ii) all or any part of such loss or credit carryover or deduction expires under the provisions of the Code, then, in such event, such Member or Former Member shall with respect to such loss or credit carryover or deduction pay as therein provided an amount equal to the amount determined pursuant to Section 5.5 hereof.



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                  5.4. PAYMENT AMOUNT: UNUTILIZED LOSS ITEMS, CREDITS, OR
DEDUCTIONS. If either Section 5.1 or Section 5.2 hereof is applicable to a Member or a Former Member, such Member or Former Member shall pay in the manner provided in Section 5.6 hereof an amount equal to the difference between (a) the Separate Return Tax Liability of such Member for the Taxable Year or Taxable Years involved computed without regard to the Loss Item, credit, or deduction referred to in Sections 5.1 and 5.2, respectively, minus the Separate Return Tax Liability of such Member for such Taxable Year or Taxable Years and (b) the amount, if any, of the total reduction in Consolidated Tax Liability for the then current and all prior Taxable Years of the Group attributable to the Common Parent's utilization on behalf of the Group of such Loss Item, credit, or deduction in determining the Group's Consolidated Taxable Income and Consolidated Tax Liability for such Taxable Year or Taxable Years.

                  5.5. PAYMENT AMOUNT: UNUTILIZED LOSS OR CREDIT CARRYOVERS OR DEDUCTIONS. If Section 5.3 hereof is applicable to a Member or a Former Member, such Member or Former Member shall pay at the time and in the manner provided in
Section 5.7 hereof an amount equal to the difference between (a) the Separate Return Tax Liability of such Member for the Taxable Year or Taxable Years involved computed without regard to the loss or credit carryover or deduction referred to in Section 5.3 above, minus the Separate Return Tax Liability of such Member for such Taxable Year or Taxable Years and (b) the amount, if any, equal to the total reduction in Consolidated Tax Liability for the then current and all prior Taxable Years of the Group attributable to the Common Parent's utilization on behalf of the Group of such loss or credit carryover or deduction in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for such Taxable Year or Taxable Years.



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                  5.6. MANNER AND TIMING OF PAYMENT: UNUTILIZED LOSS ITEMS,
CREDITS, OR DEDUCTIONS. Any payment due from a Member or Former Member pursuant to Section 5.4 hereof shall be made in the manner provided in Section 6.1 hereof by such Member or Former Member. All payments shall be made within 15 days of the date on which any such Member or Former Member receives written notice of the amount payable by such Member or Former Member pursuant to this Section 5.

                  5.7. MANNER AND TIMING OF PAYMENT: UNUTILIZED LOSS OR CREDIT CARRYOVERS OR DEDUCTIONS. Any payment due pursuant to Section 5.5 hereof from a Member or Former Member shall, in any case in which a Member ceases to be a Member of the Group, be made within 15 days of the date on which the Member or Former Member receives written notice of the amount payable by it pursuant to
Section 5.5 hereof, or, in any case in which a loss or credit carryover or deduction expires unused be made on or before the fifteenth day of the third month following the close of the Taxable Year in which the loss or credit carryover or deduction referred to in Section 5.5 hereof expires unused. Any payment due pursuant to this Section 5.7 from a Member or Former Member shall be made by such Member or Former Member in the manner provided in Section 6.1 hereof.

                  5.8. OBLIGATIONS OF ACQUIRING MEMBERS. If a Member at any time acquires the assets and properties of another Member pursuant to a transaction to which Section 381 of the Code applies, the acquiring Member shall, from and after the date of such acquisition, be responsible for all of the undertakings and obligations of such other Member hereunder and shall, from and after such date, be entitled to receive any and all payments that such other Member would be entitled to receive hereunder. Provided such other Member ceases to exist solely as a result of such transaction, such event shall not, except as expressly provided herein, in any way result in any acceleration of the time at which any payments hereunder are due to or from such other Member, and, except as



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expressly provided herein to the contrary, all such payments shall be made to or by the acquiring Member at the same time or times that such payments would be payable to or by such other Member had such other Member continued to exist as a Member hereunder.

         6.       Remittances by and to Members.
                  ------------------------------

                  6.1. REMITTANCES GENERALLY. Until such time, if ever, as the Common Parent notifies each other Member of the Group in writing to the contrary, any and all payments that each such other Member agrees to make hereunder shall be made and remitted by each such Member directly to Common Parent. The Common Parent shall be responsible for making all payments required to be made hereunder to Members.

                  6.2. INTEREST ON LATE PAYMENTS. Any payment required to be made pursuant to Section 6.1 hereof by a Member or the Common Parent which is not made on or before the date on which such payment is due under the terms of this Agreement shall bear interest at the rate specified from time to time pursuant to Section 6621(a)(2) of the Code, and any Member to whom such payment is due shall be entitled to receive interest computed at such rate upon the late payment of any such amount which is required at any time to be paid hereunder.

         7.       Subsequent Adjustments.
                  -----------------------

                  If any adjustment is made to any item of income, gain, loss, deduction, or credit of any Member of the Group for a Taxable Year during which such Member is a Member of the Group by reason of (a) the filing of an amended Consolidated Return, (b) a claim for refund with respect to such Taxable Year, or (c) an audit with respect to such Taxable Year by the IRS, then the amounts, if any, due to or from such Member under this Agreement shall be redetermined by taking into account such adjustment. If, as a result of such redetermination, any amounts due to or from a Member under this Agreement differ from the amounts previously paid, then except as herein



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provided, payment of such difference shall be made to such Member or by such
Member in the manner provided in Section 6.1 as follows: (y) in the case of an adjustment resulting in a credit or refund of tax, within ten calendar days of the date on which such refund or notice of such credit is received by the Common Parent or such Member with respect to such adjustment, or (z) in the case of an adjustment resulting in the assessment of a deficiency in tax, within ten calendar days of the date on which such deficiency is paid. Any amounts due under this Section 7 shall include any interest attributable thereto under Sections 6601 or 6611 of the Code and any penalties or additional amounts which may be imposed. Any amount due pursuant to this Section 7 from a Former Member shall nevertheless be paid by such Former Member at the time indicated above and in the manner provided in Section 6.1 hereof unless the Common Parent has agreed in writing prior to the date on which any such payment would be due to release such Former Member from such obligation. In the event the redetermination referred to in this Section results in a Former Member being entitled to receive a payment pursuant to this Section, such Former Member shall not be entitled to receive any amount pursuant to this Section 7 unless the Common Parent has agreed in writing prior to the date on which any such payment would be due to permit such Former Member to receive such payment.

         8.       Carrybacks from Separate Return Years.
                  --------------------------------------

                  If, for any taxable year in the future of a Former Member, such Former Member has a net operating loss, a net capital loss, or is entitled to credits against tax which such Former Member, under applicable provisions of the Code or the Consolidated Return Regulations, may carry back to a Taxable Year or Taxable Years of the Group during which such Former Member was a Member of the Group, the Common Parent shall have no obligation to pay to such Former Member the amount of any refund or credit of federal income tax that the Common Parent may receive as a result of the carryback by such Former Member of any such losses or credits.



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         9.       Determinations and Computations.
                  --------------------------------

                  9.1. DETERMINATIONS AND COMPUTATIONS GENERALLY. All determinations and computations required to be made hereunder, including, without limitation, all computations of (a) Consolidated Taxable Income and Consolidated Tax Liability for each Taxable Year of the Group and (b) the Separate Return Tax Liability for each such Taxable Year of each Member shall be made by the independent public accountants regularly employed by the Common Parent at the time that any such determination or computation is required to be made. The results of any such determination or computation so made by such independent public accountants shall be binding and conclusive upon the parties hereto for all purposes hereof absent manifest error.

                  9.2. FACT PATTERNS NOT SPECIFICALLY PROVIDED FOR. The purpose of this Agreement is to ascertain in a reasonable and equitable manner the income tax liability or refund of each Member. If a fact pattern arises in the administration of this Agreement which requires a calculation or determination that is not dealt with in the specific provisions hereof, the independent public accountants regularly employed by the Common Parent shall be responsible for performing such calculations or making such determinations. In making any such calculation or determination, such independent public accountants shall attempt to follow as closely as possible the general concepts set forth in this Agreement by analogy to the specific provisions hereof. The results of any such determination or computation so made by such independent public accounts shall be binding and conclusive upon each of the parties hereto for all purposes hereof absent manifest error.

                  9.3. MEMBER COMPUTATIONS MAY BE MADE IN MANNER MOST BENEFICIAL. For each Taxable Year of the Group, each Member of the Group shall compute its Separate Return Tax Liability in the manner most beneficial to such Member notwithstanding that, in connection with the preparation of the Group's Consolidated Return for such Taxable Year, the Common Parent may make contrary tax elections or other determinations with respect to items of income, gain, loss, deduction, or credit incurred by such Member for such Taxable Year in order to minimize the Group's Consolidated Tax Liability for such Taxable Year. No such elections or determinations shall in any way affect or change the Separate Return Tax Liability of any Member for such Taxable Year.

         10.      Procedural Matters.
                  -------------------

                  10.1. PAYMENTS TO IRS. The Common Parent shall be solely responsible for making any estimated or final payments to the IRS in satisfaction of the federal income tax liability (including additions to tax, penalties and interest) of the Group and each of its Members for each Taxable Year of the Group.

                  10.2. PREPARATION AND FILING OF CONSOLIDATED RETURN. The Common Parent shall prepare and file, or shall cause the independent public accountants that it regularly employs on behalf of the Group to prepare and on its behalf file, the Consolidated Return and any other returns, documents, or statements required to be filed with the IRS which pertain to the determination of the Consolidated Tax Liability of the Group for each Taxable Year of the Group. In its sole and absolute discretion, the Common Parent shall have the right with respect to any Consolidated Return that it or such independent public accountants has filed or will file: (a) to determine (i) the manner in which such Consolidated Return, as well as any other documents or statements incidental or related thereto, shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction, or credit of any Member shall be reported therein or thereon, (ii) whether any extensions with respect to any such Consolidated Return will be requested, and
(iii) the elections that will be made in any such Consolidated Return by any Member; (b) to contest, compromise, or settle any adjustment or deficiency proposed, asserted, or assessed as a result of any audit of such Consolidated Return by the IRS; (c) to file an amended Consolidated Return and to prosecute, compromise, or settle any claim for refund set forth therein; and (d) to determine whether any refunds to which the Group may be entitled shall be paid by way of cash refund or credited against the Consolidated Tax Liability of the Group for any Taxable Year or Taxable Years of the Group. Each Member hereby irrevocably appoints the Common Parent as its agent and attorney-in-fact to take any action (including the execution of documents) as the Common Parent may deem appropriate to effect the foregoing.

                  10.3. MEMBER CLAIMS FOR REFUND. The Common Parent shall prepare, or shall cause the independent public accountants that it regularly employs on behalf of the Group to prepare, on behalf of each Member any and all Corporation Applications for Tentative Refund (Form 1139), Amended U.S. Corporation Income Tax Returns (Form 112OX), or Claims for Refund (Form 843) that such Member is eligible to file with the IRS with respect to any prior taxable year or taxable years of such Member. The Common Parent shall deliver, or shall cause such public accountants to deliver, to such Member any such completed Form as soon as practicable after such Form has been completed, and such Member shall, within ten days of receiving such Form, sign such Form and file the same with the appropriate office of the IRS.

                  10.4. COPIES OF MEMBERS' DETERMINATIONS OF ESTIMATED TAX LIABILITY. Each Member that at any time makes a determination pursuant to
Section 3.1(a) hereof of its estimated Separate Return Tax Liability for any Taxable Year shall, immediately after making any such determination, send a copy of such determination to the independent public accountants that the Common Parent regularly employs on behalf of the Group.

         11. Utilization of Member Tax Attributes in Determining Consolidated Tax Liability.
                  ---------------------------------------------------

                  11.1. UTILIZATION OF MEMBER TAX ATTRIBUTES GENERALLY. In determining the Consolidated Taxable Income and Consolidated Tax Liability and in preparing the Consolidated Return of the Group for any Taxable Year of the Group, the Common Parent shall be entitled, and hereby is authorized, to utilize on behalf of the Group all of the tax attributes and other items of income, gain, loss, deduction, and credit of each Member arising in such Taxable Year or which arose in another Taxable Year or Taxable Years (or other period or periods) and which properly may be carried back or carried forward to such Taxable Year. The Common Parent on behalf of the Group shall be entitled to utilize each and all of such attributes and items of each Member of the Group, without regard to whether such attributes and items are concurrently being, have previously been, or may subsequently be utilized in determining for any Taxable Year or Taxable Years, in the case of any Member, its Separate Return Tax Liability. Except as expressly provided for herein, no Member of the Group shall in any manner be entitled to receive any form of compensation by reason of the Common Parent's utilization of such Member's tax attributes and items of income, gain, loss, deduction, or credit on behalf of the Group in determining for any Taxable Year or Taxable Years the Group's Consolidated Taxable Income and Consolidated Tax Liability for such Taxable Year or Taxable Years, irrespective of whether such Member has or has not itself previously utilized, or is or is not itself concurrently utilizing, any of such attributes or items in determining for any Taxable Year or Taxable Years, its Separate Return Tax Liability.

                  11.2. MEMBERS LEAVING GROUP. In the event any Member ceases for any reason to be a Member either (a) after any of its tax attributes or items of income, gain, loss, deduction, or credit have been utilized by the Common Parent on behalf of the Group in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for any Taxable Year or Taxable Years of the Group or (b) during the Taxable Year of the Group in which any of such attributes or items is being utilized by the Common Parent on behalf of the Group to determine the Group's Consolidated Taxable Income or Consolidated Tax Liability for such Taxable Year, but in either such case before such Member has itself utilized such attribute or item (in whole or in part) in determining for any Taxable Year or Taxable Years, its Separate Return Tax Liability, the Common Parent, except as expressly provided for herein, shall not in any such circumstance be obligated or required to compensate such Member in any manner for any amount as a result of the occurrence of such event and the Group's prior or concurrent utilization of such attribute or item, notwithstanding that no portion of such attribute or item may be apportioned to such Member under the Consolidated Return Regulations as a consequence of its ceasing to be a Member of the Group.

         12.      Additions to Group.
                  -------------------

                  If any Member of the Group shall at any time organize or acquire any other corporation, provided that such corporation becomes a Member of the Group, the Member of the Group that organizes such corporation or consummates such acquisition shall obtain the agreement of such newly-organized or acquired corporation to join in this Agreement and to be bound by all of the terms hereof and shall cause such corporation to execute a written consent substantially in the form of the consent attached hereto as ATTACHMENT A evidencing its agreement to join in this Agreement and to be bound by the terms hereof. Each of the parties hereto, and each corporation that subsequently becomes a party to this Agreement, consents to such corporation joining in this Agreement.

         13.      State Taxes.
                  ------------

                  13.1. CONSOLIDATED, COMBINED, OR UNITARY TAX RETURNS. Each Member agrees that upon the request of the Common Parent it will join with such other Members as are designated by the Common Parent in any consolidated, combined, or unitary state or local income or franchise tax return or report for any taxable year.

                  13.2. LIMITS ON MEMBER LIABILITY. For any taxable year for which such a return is filed that includes a Member, this Agreement shall be applied to all matters relating to the taxes relating to such return in a manner similar to and consistent with its application to federal income tax matters. Accordingly, a Member generally shall not be liable for any such taxes in an amount greater than the amount that would be due (computed, to the extent possible, under the assumptions and principles set forth above) if such taxes were not computed on a consolidated, combined, or unitary basis with any member of the Group.

         14.      Effective Date.
                  ---------------

                  This Agreement shall be effective for all Taxable Years of the Group beginning on or after the Effective Date.

         15.      Miscellaneous.
                  --------------

                  15.1. AMENDMENT OR MODIFICATION. No amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each Member which is a Member at the time such instrument is to be executed.

                  15.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and its respective successors and assigns.

                  15.3. NOTICES. All notices and other communications hereunder to any Member shall be deemed to have been duly given if delivered by hand; mailed by first class mail, postage prepaid; or dispatched by electronic facsimile transmission or nationally-recognized overnight courier service to the Treasurer of such Member.

                  15.4. TITLES AND HEADINGS. Titles and headings to sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  15.5. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

                  15.6. SEVERABILITY. In case any provision contained in this Agreement is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  15.7. GOVERNING LAW. This Agreement has been made in and shall be governed by, construed, and enforced in accordance with the laws of the state of Ohio.

                  15.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  THE ELDER-BEERMAN STORES CORP.

                                  ----------------------------------------------
                                  By:
                                     -------------------------------------------
                                  Title: ---------------------------------------



                                  THE BEE-GEE SHOE CORP.



                                  ----------------------------------------------
                                  By:
                                     -------------------------------------------
                                  Title: ---------------------------------------

                                 EL-BEE CHARGIT CORP.

                                  ----------------------------------------------
                                  By:
                                     -------------------------------------------
                                  Title: ---------------------------------------

                                  Attachment 1
                                  ------------

                                     Consent

                  [New Member] hereby consents to the terms and conditions of that certain Tax Sharing Agreement dated as of August __, 1997 (the "Agreement") by and among The Elder- Beerman Stores Corp., The Bee-Gee Shoe Corp., and El-Bee Chargit Corp. and agrees to be bound by the Agreement as if [New Member] were a signatory thereto.



                                  [NEW MEMBER]



                                  ----------------------------------------------
                                  By:
                                     -------------------------------------------
                                  Title: ---------------------------------------